UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

BCSB Bancorp, Inc.
(Exact Name of Registrant as Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of BCSB Bancorp, Inc. (the “Company”) was held on February 8, 2012.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for the terms as designated below or until their successors are elected and qualified, by the following vote:

To Serve for a Three-Year Term:	FOR	WITHHELD	BROKER NON-VOTES
Joseph J. Bouffard	2,229,836	36,290	552,972
William J. Kappauf, Jr.	2,228,105	38,021	552,972
Ernest A. Moretti	2,228,333	37,793	552,972

To Serve for a Two-Year Term:	FOR	WITHHELD	BROKER NON-VOTES
Richard J. Lashley	2,203,579	62,547	552,972

2.
The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,809,024	1,043	9,031	-0-

3.An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,125,271	99,880	40,975	552,972

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: February 9, 2012	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer